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                                                                      Exhibit 99


[HEINZ logo]                                                      NEWS RELEASE


FOR RELEASE UPON RECEIPT

             ACQUISITION STRENGTHENS HEINZ CANADA'S POSITION IN THE
                            FOODSERVICE MARKETPLACE

              HEINZ ANTICIPATES THIRD QUARTER AND FULL FISCAL YEAR EARNINGS TO BE IN LINE WITH PREVIOUSLY ANNOUNCED ESTIMATES

PITTSBURGH, PA February 4, 2004 - H.J. Heinz Company (NYSE: HNZ) today announced that its Heinz Canada subsidiary has purchased the Canadian assets of Unifine Richardson B.V.; a subsidiary of the Royal Cosun Group of Companies. This acquisition demonstrates Heinz Canada's commitment to effectively support the growing foodservice industry with on-trend products and proprietary menu solutions. Terms of the transaction were not disclosed.

"We're delighted to welcome Richardson Foods and the team in St. Marys to the Heinz family," said Jim Krushelniski, President and CEO, Heinz Canada. "Richardson Foods strengthens our position in the foodservice marketplace by providing a highly skilled workforce, dedicated manufacturing in a state-of-the-art facility, expansion in key product and customer segments, and proven foodservice development resources that have the capability to service an increased demand for proprietary recipes."

Based in St. Marys, Ontario, for the past 40 years, the Richardson business manufactures and sells salad dressings, sauces, and dessert toppings to major Canadian foodservice customers. The company was acquired by Royal Cosun in 1998.

"Cosun feels that Heinz is in an optimal position to take this business to the next level within the foodservice marketplace," said Gert de Raaff of Royal Cosun. "Although we have enjoyed owning this business, we are convinced that Heinz is better positioned than we are to grow the company further."

Heinz Canada intends to retain Richardson Foods' identity as well as its highly successful business model of quick response recipe development, flexible manufacturing, and culinary expertise. "We intend on keeping the facility open and investing in the business to drive growth and expansion of Richardson Foods," added Krushelniski.

On February 24, 2004, the H.J. Heinz Company is scheduled to release third quarter results. The Company said it preliminarily anticipates earnings will be in line with previously announced management estimates for the third quarter and the full fiscal year. Heinz senior management will appear at the Consumer Analyst Group of New York annual conference on February 18, 2004.

ABOUT HEINZ CANADA: Heinz Canada traces its roots to 1909 when founder H.J. Heinz chose Leamington, Ontario as the most suitable site for expansion of its operations. Today, Heinz is a leading processor and marketer of high-quality ketchup, condiments, sauces, meals,


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soups, snacks, and infant foods through all retail and foodservice channels.
Headquartered in Toronto, Heinz Canada employs more than 1,000 Canadians at its manufacturing facilities and offices across the country.

                                      * * *

              SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Such factors include those described in "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form10-K for the fiscal year ended April 30, 2003, and the Company's subsequent filings with the Securities and Exchange Commission. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT: Media:

                  Ted Smyth, 412-456-5780;

                  Jack Kennedy, 412-456-5923;

                  Holly Dickinson, Heinz Canada, 416-226-7587;

                  OR Investors:

                  Jack Runkel, 412-456-6034.